UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2019

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	0-14818	14-1541629

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Corporate Circle,

Albany, New York 12203

(Address of Principal Executive Offices, and Zip Code)

(518) 452-1242

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.01 par value per share	TWMC	NASDAQ Stock Market

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported, on January 17, 2017, Trans World Entertainment Corporation (the “Company”) entered into a Second Amended and Restated Credit Agreement (as amended by that certain letter agreement dated as of October 29, 2018 (the “October Letter Agreement”), the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, under which the lenders party thereto committed to provide up to $75 million in loans under a five-year, secured revolving credit facility.

In accordance with Section 6.01(a) of the Credit Agreement, the Company is required to deliver to the administrative agent within 90 days after the end of each fiscal year of the Company (which for this fiscal year such due date was May 3, 2019), a consolidated and consolidating balance sheet of the Company and its subsidiaries as at the end of each fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders’ equity, and cash flows for each fiscal year, including a report and opinion shall be prepared in accordance with generally accepted auditing standards which shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (collectively, the “Annual Financial Statements”).

As reported by the Company, it was not able to file its Audited Financial Statements by such date. On May 3, 2019, the Company entered into a letter agreement (the “Letter Agreement”) with Wells Fargo in accordance with Section 10.01 of the Credit Agreement in which Wells Fargo provided consent to the late filing of the Audited Financial Statements and conditional waiver of any default or event of default that otherwise would be occasioned by such late filing (the “Consent and Waiver”) so long as the Company actually delivers the Annual Financial Statements in accordance with the terms and conditions of the Credit Agreement no later than May 20, 2019.

The Consent and Waiver provided in the Letter Agreement is a one-time consent and conditional waiver related to the delivery of the Annual Financial Statements in May, 2019 only, and is not an amendment to the Credit Agreement with respect to the timely delivery of any other Annual Financial Statements on any other occasion, nor is it a waiver of (x) the requirement to comply with any other term or condition of the Credit Agreement or the other loan documents, or (y) any other default or event of default whether now existing or hereafter arising under the Credit Agreement.

The preceding descriptions of the Credit Agreement, the October Letter Agreement and the Letter Agreement are qualified in their entirety, respectively, by reference to the copy of the Credit Agreement filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2017, the copy of the October Letter Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2018 and the copy of the Letter Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Letter Agreement between Trans World Entertainment Corporation, and certain of its subsidiaries and Wells Fargo Bank, National Association dated as of May 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2019	TRANS WORLD ENTERTAINMENT CORPORATION

	By:	/s/ Edwin Sapienza
Name: Edwin Sapienza
Title: Chief Financial Officer